Exhibit 99.1

ACCO Brands Corporation Prices Private Offering of
$575 Million of Senior Unsecured Notes

LAKE ZURICH, Ill., March 1, 2021—ACCO Brands Corporation (NYSE: ACCO), one of the world’s largest designers, marketers and manufacturers of branded academic, consumer and business products, today announced that it priced a private offering of $575 million in aggregate principal amount of 4.25% Senior Unsecured Notes due 2029. The price to investors will be 100% of the aggregate principal amount of the notes. The company expects to close the offering on March 15, 2021, subject to customary closing conditions.

The company intends to use the proceeds from the offering to redeem all $375 million outstanding principal amount of its 5.25% Senior Unsecured Notes due December 2024, to repay approximately $180 million in outstanding borrowings under the Company’s secured revolving credit facility and to pay fees and expenses related to the offering of notes.

The notes have been offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and outside of the United States only to non-U.S. investors pursuant to Regulation S. The notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Offers of the notes will be made only by means of a private offering memorandum. This press release is for informational purposes only and does not constitute a notice of redemption.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world’s largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, PowerA®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world.

Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, particularly statements regarding our intention to complete the offering of notes, redeem our existing notes and repay a portion of our outstanding revolving credit facility borrowings, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them whether as a result of new information, future events or otherwise. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Among the factors that could cause our actual results to differ materially from these forward-looking statements are general market and other conditions that may adversely impact our ability to complete the notes offering and the redemption of our existing notes, as well as the other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020 and in other reports we file with the Securities and Exchange Commission. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements.

For further information:

Christine Hanneman	Julie McEwan
Investor Relations	Media Relations
(847) 796-4320	(937) 974-8162

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